www.dachenglaw.com
350003 中国 福州市五四路 162 号华城国际大厦北楼 22 层
22F North part of Huachengguoji BLDG, 162 Wusi Road, Fuzhou 350003, China
Tel.: 86 591 88017891
Fax: 86 591 88017890

DACHENG LAW OFFICES
大成律师事务所

# CONSENT OF DACHENG LAW OFFICES LLP (FUZHOU)

May 30, 2013

Pingtan Marine Enterprise Ltd.
18/F, Zhongshan Building A
No. 154 Hudong Road
Fuzhou, PRC

Ladies and Gentlemen:

We hereby consent to the use of our name in the prospectus forming part of the registration statement on Form S-3 filed by Pingtan Marine Enterprise Ltd. on April 19, 2013 (the "Registration Statement"). Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), prospectus or any other document, except in accordance with the terms of our engagement letter. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities andExchange Commission promulgated thereunder.

Dacheng Law Offices LLP (Fuzhou)

Dacheng Law Offices LLP (Fuzhou)

Fuzhou, PRC

DACHENG LAW OFFICES
大成律师事务所